Pennsylvania Real Estate Investment Trust 200 South Broad Street Philadelphia, PA 19102 www.preit.com Phone: 215-875-0700 Fax: 215-546-7311 Toll Free: 866-875-0700

CONTACT: AT THE COMPANY Robert McCadden EVP and CFO (215) 875-0735	AT KCSA PUBLIC RELATIONS WORLDWIDE Lewis Goldberg (Media Relations) (212) 896-1216

Nurit Yaron VP, Investor Relations (215) 875-0735 FOR IMMEDIATE RELEASE May 4, 2006

Pennsylvania Real Estate Investment Trust Reports
First Quarter 2006 Financial Results

Philadelphia, PA, May 4, 2006– Pennsylvania Real Estate Investment Trust (NYSE: PEI) today announced its financial results for the first quarter ended March 31, 2006.

Financial Results

•	Net loss allocable to common shareholders for the first quarter of 2006 was $2.8 million, or $0.08 per share, compared to net income of $8.0 million, or $0.21 per share, in the first quarter of 2005, largely because of the items cited below.

•	Net Operating Income (“NOI”) from consolidated properties and the Company’s proportionate share of unconsolidated properties increased 8% to $75.3 million in the first quarter of 2006 from $70.0 million in the first quarter of 2005.

•	Funds From Operations (“FFO”) for the first quarter of 2006 was $31.7 million, or $0.77 per diluted share, which exceeded the Company’s forecast range of $0.72 to $0.76 per diluted share. For the first quarter of 2005, FFO was $36.4 million, or $0.88 per diluted share.

The Company’s first quarter 2006 results primarily reflect additional real estate revenues and additional expenses associated with properties acquired in 2005, offset by separation expenses associated with the retirement of Jonathan B. Weller, a Vice Chairman of the Company. Also, net loss allocable to common shareholders reflects approximately $2.8 million of depreciation and amortization from one property which was reclassified in the first quarter from discontinued operations to continuing operations.

A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure is located at the end of this press release.

PREIT Reports First Quarter 2006 Financial Results
May 4, 2006

Ronald Rubin, Chairman and CEO of the Company, commented, “We are pleased that we were able to deliver FFO per diluted share that was above our forecast range, even as we continue our progress on our redevelopment projects. The construction and other physical renovations on Patrick Henry Mall and Capital City Mall are essentially complete and we are projecting positive contributions to NOI this year from those properties. We are also continuing to execute our plans for a number of other properties under redevelopment.”

Operating Metrics

The following tables set forth information regarding occupancy and sales per square foot in the Company’s retail portfolio as of March 31, 2006:

	Occupancy as of

	March 31, 2006	March 31, 2005

Retail Portfolio weighted average:
Total including Anchors	91.6%	91.8%
Excluding Anchors	87.0%	87.4%
Enclosed Malls weighted average:
Total including Anchors	90.7%	91.2%
Excluding Anchors	85.2%	86.0%
Non-redevelopment	86.5%	86.6%
Redevelopment (10 properties)	81.9%	84.6%
Power centers weighted average:	98.3%	97.6%

Sales per square foot for properties in the Company’s portfolio as of the respective dates	Twelve months ended March 31, 2006	Twelve months ended March 31, 2005

Sales per square foot (1)	$343	$340

(1)	The sales per square foot amounts shown are based on sales reported by tenants that lease spaces of 10,000 square feet or less and that have occupied the in-line space or space on an outparcel for at least 24 months.

Same store NOI increased by approximately $1.0 million, or 1.4%, for the first quarter of 2006 compared to the first quarter of 2005. Same store NOI from the properties not in redevelopment increased by $1.8 million, or 4.1%, in the first quarter of 2006 over the comparable period in the prior year. Same store NOI for the 10 redevelopment properties, including the properties in the early stages of the redevelopment process, decreased by approximately $0.8 million, or 4.8%, compared to the first quarter of 2005. Same store results represent property operating results for retail properties that the Company owned for the full periods presented.

Leasing and Redevelopment

Joseph Coradino, President of PREIT Services, LLC and PREIT-RUBIN, Inc., said, “In the past few months, we have reached some key milestones in connection with our redevelopments and ground-up developments, including obtaining approval by the Voorhees Township Planning Board of a redevelopment ordinance for Echelon Mall, beginning construction on the power center next to Magnolia Mall, and receiving approval of our plan to expand Magnolia Mall. These successes are important steps as we pursue our mission of transforming the very nature and perception of our properties to drive tenant sales, occupancy and rents.”

PREIT Reports First Quarter 2006 Financial Results
May 4, 2006

Financial Actions

Robert McCadden, Executive Vice President and Chief Financial Officer of PREIT, said, “In the first months of 2006, we continued to take steps designed to enhance our financial position. We obtained a new $90 million mortgage on Valley Mall in Hagerstown, Maryland, as well as a new $156 million mortgage on Woodland Mall in Grand Rapids, Michigan, which we acquired in December 2005. We amended our revolving credit facility to lower the interest rate range, modify the covenants to reduce the minimum interest coverage and total debt ratios, and extend the term to January 2009. We also entered into an additional $150 million in notional principal amount of forward-starting interest rate swap agreements to hedge expected interest payments associated with some of our anticipated future issuances of debt.”

Outlook

For 2006, the Company estimates that net income per share will be between $0.32 and $0.44 and that FFO per diluted share will be between $3.53 and $3.65. For the second quarter of 2006, the Company estimates that net income per share will be between $0.00 and $0.04 and that FFO per diluted share will be between $0.78 and $0.82.

Estimated Amounts Per Share	Quarter Ended June 30, 2006	Year Ended Dec. 31, 2006

Earnings per share	$0.00 – 0.04	$0.32 – 0.44
Depreciation and amortization (includes Company’s proportionate share of unconsolidated properties), net of minority interest and other	0.78	3.21

FFO per diluted share	$0.78 – 0.82	$3.53 – 3.65

Conference Call Information

The Company has scheduled a conference call for 3:00 p.m. Eastern Time today to review its first quarter 2006 results, market trends and future outlook. To listen to the call, please dial (877) 691-0878 (domestic) or (973) 935-8505 (international) at least five minutes before the scheduled start time. Investors can also access the call in a "listen only" mode via the Internet on the Company’s website at www.preit.com or www.viavid.net. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website www.preit.com under the Investor Relations tab.

For interested individuals unable to join the conference call, a replay of the call will be available until May 19, 2006 at (877) 519-4471 (domestic) or (973) 341-3080 (international), (Replay PIN: 7298681).The online archive of the webcast will be available for 14 days following the call.

PREIT Reports First Quarter 2006 Financial Results
May 4, 2006

Annual Meeting of Shareholders

The Company will hold its Annual Meeting of Shareholders on Thursday, June 1, 2006, at 11:00 a.m. Eastern Time at the Park Hyatt Philadelphia at The Bellevue, 200 South Broad Street, Philadelphia, Pennsylvania 19102. A webcast of the annual meeting presentation will be available live online at www.preit.com or www.vcall.com on a listen only basis. A replay of the annual meeting will also be available on the Company's website for 14 days afterward.

About Pennsylvania Real Estate Investment Trust

Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls and power centers (approximately 34.5 million square feet) located in the eastern United States. PREIT's portfolio currently consists of 52 properties in 13 states. PREIT's portfolio includes 39 shopping malls, 12 strip and power centers and one office property. PREIT is headquartered in Philadelphia, Pennsylvania. PREIT's website can be found at www.preit.com.

Definitions

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure, as income before gains (losses) on sales of operating properties and extraordinary items (computed in accordance with GAAP); plus real estate depreciation; plus or minus adjustments for unconsolidated partnerships to reflect funds from operations on the same basis. FFO is a commonly used measure of operating performance and profitability in the REIT industry, and we use FFO as a supplemental non-GAAP measure to compare our Company’s performance to that of our industry peers. In addition, we use FFO as a performance measure for determining bonus amounts earned under certain of our performance-based executive compensation programs. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than the Company. FFO does not include gains or losses on sale of operating real estate assets, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as net operating income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance, or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions.

PREIT Reports First Quarter 2006 Financial Results
May 4, 2006

The Company believes that net income is the most directly comparable GAAP measurement to FFO. The Company believes that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as various non-recurring items that are considered extraordinary under GAAP, gains on sales of operating real estate and depreciation and amortization of real estate.

Net operating income (“NOI”), which is a non-GAAP measure, is derived from revenues (determined in accordance with GAAP) minus property operating expenses (determined in accordance with GAAP). Net operating income is a non-GAAP measure. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income.

The Company believes that net operating income is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. Net operating income excludes general and administrative expenses, management company revenues, interest income, interest expense, depreciation and amortization and gains on sales of interests in real estate.

This press release contains certain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts. These forward-looking statements reflect PREIT’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. Additionally, there can be no assurance that PREIT’s actual results will not differ significantly from the estimates set forth above, or that PREIT’s returns on its acquisitions will be consistent with the estimates outlined in the related press releases. PREIT’s business is subject to uncertainties regarding the revenues, operating expenses, leasing activities, occupancy rates, and other competitive factors relating to PREIT’s portfolio and changes in local market conditions, as well as general economic, financial and political conditions, including the possibility of outbreak or escalation of war or terrorist attacks, any of which may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. In particular, the successful redevelopment of any property is subject to a number of risks, including, among others, that PREIT’s redevelopment plans might change, its redevelopment activities might be delayed and anticipated project costs might increase. Unanticipated expenses or delays would also adversely affect PREIT’s investment returns on a redevelopment project. PREIT does not intend to and disclaims any duty or obligation to update or revise any forward-looking statements or industry information set forth in this press release to reflect new information, future events or otherwise. Investors are also directed to consider the risks and uncertainties discussed in documents PREIT has filed with the Securities and Exchange Commission and, in particular, PREIT’s Annual Report on Form 10-K for the year ended December 31, 2005.

PREIT Reports First Quarter 2006 Financial Results
May 4, 2006

[Financial Tables Follow]

# # #

** Quarterly supplemental financial and operating information **
will be available on the Company’s web site at www.preit.com.

PREIT Announces First Quarter 2006 Financial Results
May 4, 2006

Pennsylvania Real Estate Investment Trust
Selected Financial Data

CONSOLIDATED BALANCE SHEET
	March 31, 2006	December 31, 2005
(In thousands, except share and per share amounts)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Retail properties	$2,829,729	$2,807,575
Construction in progress	118,894	55,368
Land held for development	5,616	5,616

Total investments in real estate	2,954,239	2,868,559
Accumulated depreciation	(242,583)	(220,788)

NET INVESTMENTS IN REAL ESTATE	2,711,656	2,647,771

INVESTMENTS IN PARTNERSHIPS, at equity	40,631	41,536

OTHER ASSETS:
Cash and cash equivalents	25,235	21,642
Rents and other receivables (net of allowance for doubtful
accounts of $10,836 and $10,671, at March 31, 2006
and December 31, 2005, respectively)	37,239	46,492
Intangible assets (net of accumulated amortization of $83,570
and $72,308 at March 31, 2006 and December 31, 2005, respectively)	162,719	173,594
Assets held for sale	2,081	17,720
Deferred costs and other assets, net	82,959	69,792

Total assets	$3,062,520	$3,018,547

LIABILITIES:
Mortgage notes payable	$1,589,434	$1,332,066
Debt premium on mortgage notes payable	36,702	40,066
Bank loan payable	238,000	342,500
Corporate notes payable	—	94,400
Liabilities related to assets held for sale	450	18,233
Tenants' deposits and deferred rents	15,139	13,298
Investments in partnerships, deficit balances	13,166	13,353
Accrued expenses and other liabilities	85,825	69,435

Total liabilities	1,978,716	1,923,351

MINORITY INTEREST:
Minority interest in Operating Partnership	113,041	115,304
Minority interest in properties	2,863	3,016

Total minority interest	115,904	118,320

SHAREHOLDERS' EQUITY:
Shares of beneficial interest, $1.00 par value per share; 100,000,000 shares
	authorized; issued and outstanding 36,660,000 shares at March 31, 2006
and 36,521,000 shares at December 31, 2005	36,660	36,521
Non-convertible senior preferred shares, 11% cumulative, $.01 par value per share; 2,475,000 shares authorized, issued and outstanding
at March 31, 2006 and December 31, 2005	25	25
Capital contributed in excess of par	901,659	899,439
Accumulated other comprehensive income	16,707	4,377
Retained earnings	12,849	36,514

Total shareholders' equity	967,900	976,876

Total liabilities, minority interest and shareholders' equity	$3,062,520	$3,018,547

Back to Contents

PREIT Announces First Quarter 2006 Financial Results
May 4, 2006

Pennsylvania Real Estate Investment Trust
Selected Financial Data

FUNDS FROM OPERATIONS	Three Months Ended
(In thousands, except share and per share amounts)	March 31, 2006	March 31, 2005
Net income	$641	$11,398
Adjustments:
Minority interest	477	1,565
Dividends on preferred shares	(3,403)	(3,403)
Depreciation and amortization:
Wholly owned & consolidated partnerships (a)	32,226	25,519
Unconsolidated partnerships (a)	1,719	1,151
Discontinued operations	—	122

FUNDS FROM OPERATIONS (b)	$31,660	$36,352

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT	$0.77	$0.88

Weighted average number of shares outstanding	36,099	35,972
Weighted average effect of full conversion of OP Units	4,150	4,584
Effect of common share equivalents	621	651

Total weighted average shares outstanding, including OP Units	40,870	41,207

a)	Excludes depreciation of non-real estate assets, amortization of deferred financing costs and discontinued operations.
b)	Includes the non-cash effect of straight-line rents of $646 and $1,035 for the 1st quarter 2006 and 2005, respectively.

STATEMENTS OF INCOME	Three Months Ended
(In thousands, except per share amounts)	March 31, 2006	March 31, 2005
REVENUE:
Real estate revenues:
Base rent	$71,113	$66,278
Expense reimbursements	33,649	30,942
Percentage rent	2,138	2,334
Lease termination revenue	1,810	496
Other real estate revenues	3,694	2,928

Total real estate revenues	112,404	102,978

Management company revenue	771	857
Interest and other income	389	190

Total revenue	113,564	104,025

EXPENSES:
Property operating expenses:
CAM and real estate taxes	(31,352)	(28,192)
Utilities	(5,766)	(5,415)
Other property expenses	(5,941)	(5,650)

Total property operating expenses	(43,059)	(39,257)

Depreciation and amortization	(32,848)	(25,990)
Other expenses:
General and administrative expenses	(10,363)	(9,218)
Executive separation	(3,985)	—
Income taxes	(78)	—

Total other expenses	(14,426)	(9,218)

Interest expense	(24,123)	(19,666)

Total expenses	(114,456)	(94,131)

Income (loss) before equity in income of partnerships,
gains on sales of interests in real estate, minority
interest and discontinued operations	(892)	9,894
Equity in income of partnerships	1,683	1,650
Gains on sales of interests in real estate	61	61

Income before minority interest and discontinued operations	852	11,605
Minority interest	(381)	(1,352)

Income from continuing operations	471	10,253

Discontinued operations:
Operating results from discontinued operations	190	1,291
Minority interest	(20)	(146)

Income from discontinued operations	170	1,145

Net income	641	11,398
Dividends on preferred shares	(3,403)	(3,403)

Net income available (loss allocable) to common shareholders	$(2,762)	$7,995

BASIC EARNINGS PER SHARE
From continuing operations	$(0.08)	$0.19
From discontinued operations	—	0.03

TOTAL BASIC (LOSS) EARNINGS PER SHARE	$(0.08)	$0.22

DILUTED EARNINGS PER SHARE
From continuing operations	$(0.08)	$0.18
From discontinued operations	—	0.03

TOTAL DILUTED (LOSS) EARNINGS PER SHARE	$(0.08)	$0.21

Weighted average number of shares outstanding (for diluted EPS)	36,099	36,623

Back to Contents

PREIT Announces First Quarter 2006 Financial Results
May 4, 2006

Pennsylvania Real Estate Investment Trust
Selected Financial Data

NET OPERATING INCOME	Three Months Ended
	March 31, 2006	March 31, 2005
(In thousands)
Net income	$641	$11,398

Adjustments:
Depreciation and amortization
Wholly owned and consolidated partnerships	32,848	25,990
Unconsolidated partnerships	1,719	1,151
Discontinued operations	—	122
Interest expense
Wholly owned and consolidated partnerships	24,123	19,666
Unconsolidated partnerships	2,403	2,040
Minority interest	401	1,498
Gains on sales of interests in real estate	(61)	(61)
Other expenses	10,441	9,218
Executive separation	3,985	—
Management company revenue	(771)	(857)
Interest and other income	(389)	(190)

Property net operating income	$75,340	$69,975

Same store retail properties	$68,175	$67,211
Non-same store properties	7,165	2,764

Property net operating income	$75,340	$69,975

EQUITY IN INCOME OF PARTNERSHIPS	Three Months Ended
	March 31, 2006	March 31, 2005
(In thousands)
Gross revenues from real estate	$16,217	$14,534

Expenses:
Property operating expenses	(4,606)	(4,709)
Mortgage interest expense	(4,802)	(4,142)
Depreciation and amortization	(3,313)	(2,219)

Total expenses	(12,721)	(11,070)

Net income from real estate	3,496	3,464
Partners' share	(1,748)	(1,746)

Company's share	1,748	1,718
Amortization of excess investment	(65)	(68)

EQUITY IN INCOME OF PARTNERSHIPS	$1,683	$1,650